As filed with the Securities and Exchange Commission on November 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Velocity Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0659719
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification number)

2945 Townsgate Road, Suite 110

Westlake Village, California 91361

(818) 532-3700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roland T. Kelly

Chief Legal Officer and General Counsel

2945 Townsgate Road, Suite 110

Westlake Village, California 91361

(818) 532-3700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street, Palo Alto, California 94304

(650) 251-5000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

Prospectus

$200,000,000

Velocity Financial, Inc.

Common Stock

We may offer and sell from time to time shares of our common stock with an aggregate public offering price of up to $200,000,000 of our common stock at prices and on terms to be determined at the time of offering.

Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the securities being offered, including the terms of the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

We may sell the securities covered by this prospectus directly, to or through underwriters, to other purchasers and/or to or through agents. We may sell the securities covered by this prospectus through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at privately negotiated prices. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If any agents, dealers or underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) and the NYSE Texas, Inc. (the “NYSE Texas”) under the symbol “VEL.” On November 9, 2026, the closing price of our common stock on the NYSE and the NYSE Texas was $17.65 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the risk factors included in our periodic reports, in the prospectus supplements related to specific offerings of securities and in other information that we file with the Securities and Exchange Commission. See the discussion of the risks of investing in our securities in the section of this prospectus titled “Risk Factors” beginning on page 6 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock in one or more offerings. Additionally, under the shelf registration process, each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement, and may also provide you with a free writing prospectus, that will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Additionally, information that we file later with the SEC will automatically update and, if applicable, supersede the information provided in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, and any information incorporated by reference therein, together with the additional information described under the heading “Incorporation by Reference” and “Where You Can Find Additional Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

The information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement contains important information you should consider when making your investment decision. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, we take no responsibility for, and can provide no assurances as to the reliability of, it. We are not offering to sell or seeking offers to buy securities in any jurisdictions in which offers and sales are not permitted, or to anyone to whom it is unlawful to make an offer.

Neither the delivery of this prospectus or any prospectus supplement nor any sale made using this prospectus or any prospectus supplement implies that there has been no change in our affairs or that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement is correct as of any date after their respective dates. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein or any sale of our securities. Our business, prospects, financial condition and results of operations may have changed since that date.

Unless otherwise noted or the context otherwise requires, references to the “Company,” “we,” “our” or “us” refer to Velocity Financial, Inc. and its consolidated subsidiaries.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Board of Directors” are to the board of directors of the Company;

“common stock” are to Velocity Financial, Inc.’s common stock, par value $0.01 per share;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Snow Phipps Group” are to Snow Phipps Group AIV L.P., Snow Phipps Group AIV (Offshore) L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P. and Snow Phipps Group (RPV), L.P.;

“TOBI” are to TOBI III SPE I LLC; and

“we,” “our” or “us” are to Velocity Financial, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus may contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements (other than statements of historical facts) in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “plan,” “believe,” “predict,” “potential” and “continue” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our future. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in this prospectus, any accompanying prospectus supplement and other documents we file with the SEC. You should read and interpret any forward-looking statement together with disclosures in these documents. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

•	conditions in the real estate markets, the financial markets and the economy generally;

•	failure of a third-party servicer or the failure of our own internal servicing system to effectively service our portfolio of mortgage loans;

•	the high degree of risk involved in loans to small businesses, self-employed borrowers, properties in transition and certain portions of our investment real estate portfolio;

•	additional or increased risks if we change our business model or create new or modified real estate lending products;

•	possibility of receiving inaccurate and/or incomplete information from potential borrowers, guarantors and loan sellers;

•	deficiencies in appraisal quality in the mortgage loan origination process;

•	competition in the market for loan origination and acquisition opportunities;

•	risks associated with our underwriting guidelines and our ability to change our underwriting guidelines;

•	loss of our key personnel or our inability to hire and retain qualified account executives;

•	any inability to manage future growth effectively or failure to develop, enhance and implement strategies to adapt to changing conditions in the real estate and capital markets;

•	risks associated with our ability to successfully identify, acquire and integrate companies and assets;

•	operational risks, including the risk of cyberattacks, or disruption in the availability and/or functionality of our technology infrastructure and systems;

•	any inability of our borrowers to generate net income from operating the property that secures our loans;

•	the interest margin, cost structure and return on equity of our existing and future securitizations;

•	costs or delays involved in the completion of a foreclosure or liquidation of the underlying property;

•	lender liability claims, requirements that we repurchase mortgage loans or indemnify investors or allegations of violations of predatory lending laws;

•	economic downturns or natural disasters in geographies where our assets are concentrated;

•	disruptions to business, market and operational conditions related to an outbreak of another highly infectious or contagious disease;

•	environmental liabilities with respect to properties to which we take title;

•	inadequate insurance on collateral underlying mortgage loans and real estate securities;

•	use of incorrect, misleading or incomplete information in our analytical models and data;

•	failure to realize a price upon disposal of portfolio assets that are recorded at fair value;

•	our inability to successfully complete additional securitization transactions on attractive terms or at all;

•	the termination of one or more of our warehouse repurchase facilities;

•	interest rate fluctuations or mismatches between our loans and our borrowings;

•	legal or regulatory developments related to mortgage-related assets, securitizations or state licensing and operational requirements;

•	our ability to maintain our exclusion under the Investment Company Act of 1940, as amended;

•	fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S. economy;

•	cyberattacks and our ability to comply with laws, regulations and market standards regarding the privacy, use and security of customer information;

•	the influence of certain of our large stockholders over us;

•	price volatility of our common stock if the public float and trading volume of our common stock are low;

•	adverse legislative or regulatory changes; and

•	other factors described in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. All forward-looking statements contained in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein or therein apply only as of the date they were made and, except as required by applicable law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

OUR COMPANY

We are a vertically integrated real estate finance company founded in 2004. We originate, securitize and manage a nationwide portfolio of loans secured by real estate to earn attractive risk adjusted spreads for our shareholders. We primarily originate investor loans secured by 1-4 unit residential rental properties, as well as loans for multi-family, mixed use and commercial properties. We originate loans nationwide across our extensive network of independent mortgage brokers and direct borrower relationships, which we have built and refined over the 22 years since our inception. Our objective is to be the preferred and one of the most recognized brands in our core market.

Corporate Information

Velocity Financial, Inc. is a corporation incorporated under the law of the State of Delaware. Our principal executive offices are located at 2945 Townsgate Road, Suite 110, Westlake Village, California 91361, and the telephone number of our offices is (818) 532-3700. Shares of our common stock trade on the New York Stock Exchange and the NYSE Texas, Inc. under the symbol “VEL.” Our internet address is www.velfinance.com. Our internet website and the information contained therein or connected to or linked from our internet website are not incorporated information and do not constitute a part of this prospectus, any accompanying prospectus supplement or any amendment hereto or thereto and is intended to be an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully review and consider the risk factors in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement before making an investment in our securities. Additional risks may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus.

In addition, please read the section of this prospectus captioned “Cautionary Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities offered by us under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

On March 23, 2022 and May 20, 2022, respectively, we amended and restated our bylaws (the “amended and restated bylaws”) and restated our certificate of incorporation (the “restated charter”). The description of our common stock contained herein is a summary of certain provisions, does not describe every aspect of our common stock and is qualified in its entirety by our restated certificate of incorporation and amended and restated bylaws, which are filed as Exhibit 4.2 and Exhibit 4.3, respectively, to the Registration Statement on Form S-3 of which this prospectus is a part.

Capitalization

Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”). All of our outstanding shares of common stock are fully paid and nonassessable.

As of October 31, 2026, we had 39,354,495 shares of common stock outstanding.

Special Meetings

Our amended and restated bylaws and restated charter permit holders owning at least 20% (in the aggregate) of the then voting power of all shares of the company entitled to vote on matters to be brought before the proposed special meeting, to call special meetings upon written request to the secretary of the Company.

Voting

Our amended and restated bylaws provide that, except as otherwise restricted or provided by such bylaws or our restated charter, any action that is required to or may be taken at any annual or special meeting of our stockholders may be taken without a meeting, prior notice or without a vote if a consent or consents in writing, executed and delivered in accordance with our restated charter, amended restated bylaws or by applicable law, is signed and delivered to the company by holders of our common stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

When a quorum is present or represented at any meeting for the election of directors, each nominee for director shall be elected to the board of directors of the company (the “Board of Directors”) by stockholders of the company if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the company receives a notice (which purports to be in compliance with the notice procedures set forth in our amended and restated bylaws, irrespective of whether the Board of Directors thereafter determines that such notice is not in compliance with such procedures) that a stockholder has nominated a person for election to the Board of Directors and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails to the stockholders its notice of meeting for such meeting.

Liquidation Rights

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive pro rata our remaining assets available for distribution.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the rights of the holders of our preferred stock.

Amendments to Amended and Restated Bylaws

Our restated certificate of incorporation provides that our Board of Directors is permitted to alter, amend, repeal and rescind, in whole or in part, our amended and restated bylaws without the assent or vote of our stockholders in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation. Our amended and restated bylaws provide that our amended and restated bylaws may be altered, amended, repealed and rescinded, in whole or in part, by our Board of Directors without the assent of the stockholders. In addition, our stockholders may alter, amend, repeal or rescind, in whole or in part, any provision of our amended and restated bylaws upon the affirmative vote of a majority of our outstanding capital stock entitled to vote thereon.

Other Rights

Our common stock has no conversion rights, sinking fund provisions, redemption provisions or preemptive rights.

Certain Anti-Takeover Effects

Certain provisions of the Delaware General Corporation Law (“DGCL”), our restated certificate of incorporation and our amended and restated bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect. In other words, such provisions could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder. Such provisions of our restated certificate of incorporation and amended and restated bylaws include: the ability of the Board of Directors to issue preferred stock on terms that could discourage, delay or prevent a change of control of our company or the removal of our management; certain limitations on the ability of our stockholders to call a special meeting of stockholders; and certain limitations on the ability of stockholders to nominate directors.

While we have opted out of Section 203 of the DGCL, our certificate of incorporation contains similar provisions providing that we may not engage in certain business combinations with any “interested stockholders” for a three-year period following the time that the stockholder became an interested stockholder, unless certain board of director or stockholder approvals are obtained or certain other conditions are met. Subject to certain exceptions, an “interested stockholder” is any person (except Snow Phipps Group, TOBI or any of their affiliates or any group of which they are a part) who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Exclusive Forum

Our restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of our company to our company or our company’s stockholders, creditors or other constituents, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws or (4) action asserting a claim against our company or any director or officer of our company governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on The New York Stock Exchange and the NYSE Texas, Inc. under the symbol “VEL.”

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law, by the NYSE rules or by the NYSE Texas rules, the authorized shares of preferred stock will be available for issuance without further action by you, and holders of our common stock will not be entitled to vote on any amendment to our amended restated certificate of incorporation that relates solely to the terms of any outstanding shares of preferred stock, if the holders of such shares of preferred stock are entitled to vote thereon. Our Board of Directors is authorized to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series of the stock of our company, or any other security of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock, including, without limitation, by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

As of November 10, 2026, no shares of preferred stock were issued and outstanding.

PLAN OF DISTRIBUTION

We may offer and sell shares of our common stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to or through agents;

•	in the over-the-counter market or on any national securities exchange on which our securities are listed or traded;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	in privately negotiated transactions;

•

in a block trade in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE, the NYSE Texas or any other organized market where the securities may be traded. Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE and the NYSE Texas.

We may sell the securities at a fixed price or prices that may be changed from time to time, at prices then prevailing or related to the then current market price or at negotiated prices. We may enter into sale, forward and derivative transactions with third parties or sell securities in privately negotiated transactions. The offering price of the securities from time to time will be determined by the Company and, at the time of such determination, may be higher or lower than the market price of our securities on the NYSE and the NYSE Texas.

The securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by us and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

There can be no assurance that we will sell any securities offered by this prospectus.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the number of securities being offered;

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the offering price of the securities and the proceeds to us and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, or agents’ compensation, as applicable;

•	any options under which underwriters may purchase additional securities from us; and

•	other material terms of the offering.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

If we sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities offered in this prospectus by us. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of us and our respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

CERTAIN UNITED STATES FEDERAL INCOME TAX

CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If we are or become a “United States real property holding corporation,” however, so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for Velocity Financial, Inc. by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Velocity Financial, Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, incorporated in this prospectus by reference from the Velocity Financial, Inc. Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which it is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Financial Reports” at www.velfinance.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026; our Quarterly Report on Form 10-Q for the quarter ended June  30, 2026, filed with the SEC on August 6, 2026; and our Quarterly Report on Form 10-Q for the quarter ended September  30, 2026, filed with the SEC on November 6, 2026;

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  10, 2026, for the 2026 annual general meeting of shareholders that are specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2026, January 26, 2026 (item 8.01 only), January 29, 2026, January 30, 2026, May 26, 2026 and August 27, 2026 (item 1.01 only); and

•	the description of our common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 17, 2020.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). You should direct requests for those documents to Velocity Financial, Inc. 2945 Townsgate Road, Suite 110, Westlake Village, California 91361; telephone: (818) 532-3708, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of common stock being registered hereby (other than underwriting discounts and commissions, if any). All of such expenses are estimates, other than the filing fees payable to the SEC.

Estimated Expense Amount
SEC registration fee	$17,400
Printing fees and expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)

Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the securities.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the Company’s amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16. Exhibits.

(a) Exhibits. See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable, not material or the required information is shown in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer made by the undersigned registrant to the purchaser in the offering.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement

4.1	Certificate of Conversion (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on January 22, 2020)

4.2	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 of the Company’s Form 8-K filed on May 23, 2022)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed on March 25, 2022)

4.4	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 filed on October 18, 2019)

5.1*	Opinion of Simpson Thacher & Bartlett LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages)

107*	Filing Fee Table

†	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on November 10, 2026.

Velocity Financial, Inc.

By:	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: Chief Legal Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher D. Farrar, Mark R. Szczepaniak and Roland T. Kelly, and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on November 10, 2026.

Signature	Title

/s/ Christopher D. Farrar Christopher D. Farrar	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Mark R. Szczepaniak Mark R. Szczepaniak	Chief Financial Officer (Principal Financial Officer)

/s/ Fiona L. Tam Fiona L. Tam	Chief Accounting Officer (Principal Accounting Officer)

/s/ Alan H. Mantel Alan H. Mantel	Chair of the Board of Directors

/s/ Dorika M. Beckett Dorika M. Beckett	Director

Signature	Title

/s/ John P. Pitstick John P. Pitstick	Director

/s/ John A. Pless John A. Pless	Director

/s/ Joy L. Schaefer Joy L. Schaefer	Director